UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2006, American Media Operations, Inc. (the “Company”) entered into (i) a Consent Agreement with certain holders of its 10 1/4% Series B Senior Subordinated Notes due 2009 (the “2009 Notes”), who collectively hold approximately 57.96% of the outstanding principal amount of the 2009 Notes and (ii) a Consent Agreement with certain holders of its 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and, together with the 2009 Notes, the “Notes”), who collectively hold approximately 65.32% of the outstanding principal amount of the 2011 Notes (collectively, the “Consent Agreements”). Pursuant to the Consent Agreements, the holders of a majority in principal amount of each series of Notes have provided their consents to specified amendments (the “Proposed Amendments”) to the indentures pursuant to which the Notes were issued (the “Indentures”). Pursuant to the Consent Agreements the Company will pay in cash $1.25 per $1,000 in principal amount of Notes to each holder of Notes. In addition, pursuant to the requirements of the Consent Agreements, on August 18, 2006, the Company entered into (i) a Fifth Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), relating to the Indenture governing the 2009 Notes, and (ii) a Third Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and the Trustee, relating to the Indenture governing the 2011 Notes (collectively, the “Supplemental Indentures”). The principal purpose of each Supplemental Indenture is to amend the related Indenture to permit the Company to extend the date by which it is required under such Indenture to file with the Securities and Exchange Commission and provide the Trustee and holders of Notes (i) its quarterly report on Form 10-Q for the quarter ended December 31, 2005 to October 31, 2006, (ii) its annual report on Form 10-K for the year ended March 31, 2006 to October 31, 2006, (iii) the quarterly report on Form 10-Q for the quarter ended June 30, 2006 to December 15, 2006 and (iv) the quarterly report on Form 10-Q for the quarter ended September 30, 2006 to January 31, 2007. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Consent Agreements and Supplemental Indentures attached as exhibits hereto.

On August 18, 2006, the Company entered into an Amendment and Waiver (the “Waiver”) under the Credit Agreement, dated as of January 30, 2006 (the “Credit Agreement”), by and among the Company, American Media, Inc., Deutsche Bank Securities Inc., as the Syndication Agent, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Waiver provides for an extension of the deadline for delivery of our financial statements for periods through September 30, 2006. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Waiver attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	Third Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Consent Agreement, dated as of August 18, 2006, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Consent Agreement, dated as of August 18, 2006, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011

10.3	Amendment and Waiver, dated as of August 18, 2006, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

August 18, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	Third Supplemental Indenture, dated as of August 18, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Consent Agreement, dated as of August 18, 2006, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Consent Agreement, dated as of August 18, 2006, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011

10.3	Amendment and Waiver, dated as of August 18, 2006, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent